EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 25, 2005 (September 30, 2005 as to Note 24), relating to the financial statements of Rackable Systems, Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

November 8, 2005